UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2012 (September 4, 2012)

MEAD JOHNSON NUTRITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34251	80-0318351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Patriot Blvd., Glenview, Illinois	60026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 832-2420

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2012, Tom De Weerdt, 40, was appointed as the new Vice President, Corporate Controller of Mead Johnson Nutrition Company (the “Company”) to serve until his successor is duly elected and qualified or as otherwise provided in the Company’s Amended and Restated By-laws.

Mr. De Weerdt served as the Vice President, Finance and Chief Financial Officer of Whirlpool Europe, Middle East and Africa since 2010 where he lead the financial and administration functions for the business.  From 2008 to 2010, he was the Vice President Finance Global Production Organization for Whirlpool Corporation where he headed global financial processes and managed significant cost restructuring programs.  From 2007 to 2008, Mr. De Weerdt served as the Vice President Finance, Whirlpool International, and prior to that time, held various senior financial positions with Whirlpool Corporation and its European subsidiaries.

Kathy A. MacDonald has been serving as the Company’s Acting Controller since March 1, 2012.  With Mr. De Weerdt’s appointment, effective as of September 4, 2012, Ms. MacDonald no longer serves as the Company’s Acting Controller.  Ms. MacDonald will continue to serve in her pre-existing full time role as the Company’s Vice President, Investor Relations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEAD JOHNSON NUTRITION COMPANY

Date: September 4, 2012	By:	/s/ William C. P’Pool
William C. P’Pool
Senior Vice President, General Counsel and Secretary

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